                                                                   EXHIBIT 10.13

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of July __, 2003, by and among Mercer Insurance Group, Inc., a Pennsylvania corporation (the "Company"), Mercer Mutual Insurance Company, a Pennsylvania corporation ("MMIC"), Sandler O'Neill & Partners, L.P. ("Sandler") and Wilmington Trust Company ("Wilmington Trust" or the "Escrow Agent").

                                    RECITALS

      A. WHEREAS, the Company, which is the proposed holding company for MMIC, proposes to sell up to 6,361,111 shares of its common stock (the "Shares"). Of the Shares, 6,261,111 are being offered, with the assistance of Sandler, pursuant to a subscription offering, a community offering and possibly a syndicated community offering (collectively, the "Offerings"), and 100,000 are being offered to a third party pursuant to a contractual obligation of MMIC (the "Third Party Offering"). The Offerings are being conducted in connection with the conversion of MMIC from mutual to stock form and the simultaneous acquisition of the capital stock of MMIC by the Company pursuant to a Plan of Conversion (the "Plan") adopted by the Board of Directors of each of MMIC and the Company on December 13, 2002, as amended and restated on March 19, 2003, April 15, 2003 and June 18, 2003 (the "Conversion"). The Third Party Offering is not being conducted in connection with, but will be completed immediately after, the Conversion. The parties acknowledge that Sandler is not acting as a financial advisor with respect to, or rendering any assistance to the Company in connection with, the Third Party Offering.

      B. WHEREAS, the Company intends to offer the Shares pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 1, 2003 (the "Registration Statement").


      C. WHEREAS, the Company desires to establish an escrow account in which funds received from persons subscribing for or purchasing Shares in the Offerings and the Third Party Offering including, without limitation, members of MMIC, the Company's Employee Stock Ownership Plan, and directors, officers and employees of MMIC or its affiliates, will be deposited pending completion of the Offerings and the Third Party Offering. Wilmington Trust agrees to serve as the Escrow Agent to hold funds from, or on behalf of, subscribers or purchasers in accordance with the terms and conditions of this Agreement. The Company and Sandler agree to assist the Escrow Agent in administering the Escrow Account (defined below) and distributing funds held in the Escrow Account.



      D. WHEREAS, the Offerings will be completed if, among other things, the Company receives subscriptions or purchase orders in the Offerings for at least 4,165,000 Shares, and the Third Party Offering will be completed immediately after the completion of the Offerings.



      E. WHEREAS, all monies held in the Escrow Account are referred to as the "Escrow Amount."


      NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable, consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I. DESIGNATION AS ESCROW AGENT.

      Subject to the terms and conditions hereof, the Company hereby appoints Wilmington Trust as Escrow Agent and Wilmington Trust hereby accepts such appointment.

II. ESTABLISHMENT OF ESCROW ACCOUNT.


      On or prior to the date of the commencement of the Offerings, the parties shall establish a non-interest bearing escrow account with the Escrow Agent, which escrow account shall be entitled "Mercer Insurance Group, Inc. Stock Purchase Account" (the "Escrow Account"). The Company will instruct subscribers or purchasers to make checks or money orders for subscriptions or purchases payable to "Wilmington Trust Company, as escrow agent for Mercer Insurance Group, Inc." Escrow Agent agrees to hold all funds received by it in escrow for the subscriber or purchaser desiring to purchase Shares in the Offerings or the Third Party Offering. It is understood that all checks or money orders received by the Escrow Agent are subject to clearance time, and the funds represented thereby cannot be drawn upon or invested until such time as the same constitute good and collected funds. It is also understood that should any checks be returned to the Escrow Agent as uncollectible, the Escrow Agent is authorized and instructed to charge expenses incurred by the Escrow Agent on such uncollected checks to the Company, and the Company and MMIC hereby jointly and severally agree to pay to the Escrow Agent all such expenses. The Escrow Agent shall redeposit such checks(s) for collection only upon the verbal or written instruction of the Company; however, in no instance shall the checks(s) be presented for collection more than two (2) times. Should the check(s) be uncollectible after the second presentation, the Escrow Agent shall promptly notify the Company and hold said check(s) until the subscriber or purchaser has replaced the same with a cashier's check or money order or such other form of draft that the Company and the Escrow Agent approve, at which time the Escrow Agent shall as soon as reasonably practicable return said uncollectible check(s) to the subscriber or purchaser. In the event the subscriber or purchaser does not promptly replace said check(s) with a cashier's check or money order or such other form of draft acceptable to the Escrow Agent and the Company, the Escrow Agent, at the instruction of the Company, shall return the check(s) to such subscriber or purchaser. Except pursuant to the Company's instructions, any checks or money orders received that are made payable to a party other than "Wilmington Trust Company, as escrow agent for Mercer Insurance Group, Inc." shall be returned by the Escrow Agent to the subscriber or purchaser submitting such checks or money orders. In such cases, the Escrow Agent shall promptly notify the Company of such return.


III. ADMINISTRATION OF FUNDS HELD IN ESCROW.


      Sandler shall receive all stock order forms and checks or money orders from subscribers or purchasers in the Offerings and shall keep such appropriate books and records as are required to perform its functions described herein. Sandler will deliver promptly such checks or money orders to the Escrow Agent via Federal Express each business day (a "business day" being any day on which commercial banks are open for general business in Wilmington, Delaware) during the Offerings for deposit into the Escrow Account together with a copy of the subscriber's or purchaser's stock order form which sets forth, among other things, the subscriber's or purchaser's name, address, social security number, telephone number, number of Shares purchased and the amount paid therefor. The Company shall receive all stock order forms and checks or money orders from the subscriber or purchaser in the Third Party Offering and shall keep such appropriate books and records as are required to perform its functions described herein. The Company will deliver promptly to the Escrow Agent via Federal Express such checks or money orders that it receives on any business day (as defined above) during the Third Party Offering for deposit into the Escrow Account together with a copy of the subscriber's or purchaser's stock order form which sets forth, among other things, the subscriber's or purchaser's name, address, social security number, telephone number, number of Shares purchased and the amount paid therefor. The Escrow Agent is hereby authorized and instructed to forward each check or money order it receives from Sandler (with respect to the Offerings) or the Company (with respect to the Third Party Offering) for collection, deposit the check or money order in the Escrow Account and after allowing for collection of the proceeds of each check or money order in accordance with Federal Reserve Board regulations, invest the Escrow Amount in accordance with the terms hereof. Sandler will maintain all subscriber records for the Offerings until the completion or termination of the Offerings. The Company will maintain all subscriber records for the Third Party Offering until the completion or termination of the Third Party Offering.

      The Escrow Agent shall receive all payments for Shares and shall hold all such payments, together with all investments thereof and all interest accumulated thereon and proceeds therefrom, in escrow in the Escrow Account, in all cases upon the terms and conditions set forth in this Agreement and shall not disburse funds from the Escrow Account except as provided by the terms of this Agreement. The Escrow Agent is hereby instructed to and shall invest the Escrow Amount pursuant to and in accordance with written instructions from the Company that are reasonably acceptable to the Escrow Agent, and in the absence of such instructions, the Escrow Agent is hereby instructed to and shall, and hereby agrees to, invest the Escrow Amount only in a Wilmington Trust Premium Money Market Advantage Account. In its instructions to the Escrow Agent, the Company may only specify investments permissible under Rule 15c2-4 of the Securities and Exchange Act of 1934, as amended, and the interpretations thereof set forth in the NASD Notice to Members 84-7, as reissued or amended. In making its investments, the Escrow Agent may conclusively rely on any investment instructions received from the Company, shall have no duty to independently determine, confirm or verify whether the investments specified in the Company's instructions comply with the condition set forth in the preceding sentence, and shall have no liability for making such investments provided it does so in accordance with the Company's instructions. Subject to the terms of this Agreement, any income, earnings, proceeds or other gain received on any amounts invested hereunder shall be deposited into the Escrow Account, will be added to and increase the Escrow Amount and may be subsequently reinvested in accordance with the terms hereof, and any losses on any amounts invested hereunder shall decrease the Escrow Amount.

IV. REJECTION OF PURCHASE ORDERS.

      The Registration Statement provides that the purchase of Shares in the community and any syndicated community offering is subject to the Company's approval. The Company agrees to notify the Escrow Agent of which purchase orders are being rejected by delivering to the Escrow Agent written instructions pertaining thereto. If a purchase order is rejected, any funds held in the Escrow Account in connection with such purchase order shall, upon receipt of the written confirmation from the Company and/or Sandler set forth in, and otherwise in accordance with, Section VII, be promptly returned to the purchaser, without any interest thereon, and without deduction, penalties or expense to the purchaser. Unless a certificate rejecting a purchase order is delivered to the Escrow Agent pursuant to this Section IV, all purchase orders received in the community or syndicated community offerings shall be deemed to have been accepted by the Company.

V. RELEASE OF ESCROW AMOUNT.

      If on the date of closing of the Offerings (as more fully described in the Registration Statement) the Escrow Agent has received from the Company or Sandler a certificate stating that the Company has received subscriptions or purchase orders in the Offerings for at least 4,165,000 Shares and that the Offerings have closed, then the Escrow Agent is hereby authorized and instructed to:

      (a) first, upon receipt of the written confirmation from Sandler or the Company set forth in, and otherwise in accordance with, Section VII, distribute to purchasers in the community and syndicated community offerings, out of the Escrow Amount deposited, amounts with respect to purchase orders which the Company has rejected in accordance with Section IV, without interest thereon;

      (b) second, after making the distributions required in paragraph (a) above, distribute to itself amounts from the Escrow Amount equal to the amounts owing to it pursuant to Section XI (if any);

      (c) third, after making the distributions required in paragraphs (a) and
(b) above, pay to Sandler or any selected dealer out of the Escrow Amount an amount equal to Sandler's or such selected dealer's fees described in the Registration Statement (upon receipt of instructions from the Company as to such persons and amounts to be paid); and

      (d) fourth, after making the distributions required in paragraphs (a), (b) and

      (c) above, pay to the Company the Escrow Amount held by the Escrow Agent in the Escrow Account.

VI. CANCELLATION OF OFFERINGS.

      If the Company and Sandler give the Escrow Agent written notice that the Offerings have been canceled, the Escrow Agent shall, upon receipt of the written confirmation from Sandler and/or the Company set forth in, and otherwise in accordance with, Section VII, promptly refund to each subscriber or purchaser in the Offerings and the Third Party Offering, the amount received from the subscriber or purchaser, without any interest thereon and without deduction, penalty or expense to the subscriber or purchaser, and Escrow Agent shall notify the Company and Sandler, in writing, of its distribution of such funds. Any amounts then remaining in the Escrow Account shall, upon instruction from the Company to do so, be distributed to or as instructed by the Company. The amounts returned to each subscriber or purchaser shall be free and clear of any and all claims of the Escrow Agent, the Company or Sandler, or any creditors of any of them. In such event, notwithstanding any other provision of this Agreement to the contrary, the Company and MMIC shall jointly and severally be responsible for and pay any amounts owing to the Escrow Agent pursuant to Section XI.

VII. DELIVERY OF PAYMENTS OR REFUNDS.

      Upon receiving written confirmation from the Company and/or Sandler of the amount due to any subscriber or purchaser, the Escrow Agent shall prepare the necessary checks or money orders. All payments or refunds to be made by the Escrow Agent to a subscriber or purchaser pursuant to Sections IV, V or VI shall be forwarded, by first-class mail, to the last known address of the subscriber or purchaser, as communicated in writing to the Escrow Agent by the Company, Sandler, or the subscriber or purchaser. All payments to be made by the Escrow Agent to the Company pursuant to Section V or Section VI shall be forwarded to the Company at 10 North Highway 31, P.O. Box 278, Pennington, New Jersey 08534,
Attention: Andrew R. Speaker, or issued to such account as the Company shall direct, in writing.

VIII. THE COMPANY NOT ENTITLED TO ESCROW AMOUNT IN ESCROW UNTIL RELEASED.

      Until a portion of the Escrow Amount is distributed to it pursuant to
Section V or Section VI, the Company acknowledges that (i) it is not entitled to any portion of the Escrow Amount and (ii) no amounts deposited in the Escrow Account shall become the property of the Company or be subject to the liabilities of the Company.

IX. INTEREST.

      Interest, as used in Sections IV, V, VI, VII, and IX of this Agreement, shall mean investment income, if any, earned on the Escrow Amount, as invested in accordance with the terms hereof. Interest accrued on the Escrow Amount shall be reinvested in accordance with the terms hereof and held as part of the Escrow Amount until distributed pursuant to Section V or Section VI hereof.

X. ESCROW AMOUNT MAY NOT SECURE LOAN.

      Until released in accordance herewith, the Escrow Amount shall at no time be used directly or indirectly as security for a loan or any other obligation of the Company and, except as otherwise expressly provided in Section XI hereof, shall be subject to no right, charge, security interest, lien, setoff or claim of any kind in favor of the Escrow Agent or any person claiming through the Escrow Agent.

XI. AUTHORITY OF ESCROW AGENT AND LIMITATION OF LIABILITY.


      (a) In acting hereunder, Escrow Agent shall have only such duties as are specified herein and no implied duties shall be read into this Agreement, and Escrow Agent shall not be liable for any act done, or omitted to be done, by it in the absence of its gross negligence or willful misconduct.

      (b) Escrow Agent may act in reliance upon any writing, instrument, notice or instruction or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing, instrument, notice or instruction and may assume that any person purporting to give any writing, instrument, notice, advice or instruction in connection with the provisions hereof has been duly authorized so to do.

      (c) Escrow Agent shall not be required to use its own funds in the performance of any of its obligations or duties or the exercise of any of its rights or powers, and shall not be required to take any action which, in Escrow Agent's sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

      (d) The Company and MMIC jointly and severally agree to pay to Escrow Agent compensation for its services hereunder in accordance with the schedule of fees set forth on Exhibit A attached hereto. In the event Escrow Agent renders any extraordinary services in connection with the Escrow Account, Escrow Agent shall be entitled to additional compensation therefore provided both the Company and Sandler have requested the services and Escrow Agent has informed the Company, in writing, of the additional charge. Each of the Escrow Agent and the other Indemnitees, as provided in (e) below, shall have a first lien against the Company's rights in and to the funds in the Escrow Account to secure the respective obligations of the Company to it hereunder. The terms of this paragraph shall survive termination of this Agreement.

      (e) The Company and MMIC hereby agree to jointly and severally indemnify Escrow Agent and its officers, agents, employees and directors (collectively, the "Indemnitees") and hold the Indemnitees harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney's fees and expenses, which the Indemnitees may incur or with which any Indemnitee may be threatened by reason of Escrow Agent acting as escrow agent under this Agreement or arising out of the existence of the Escrow Account, except to the extent the same shall be caused by any Indemnitee's gross negligence or willful misconduct. The Indemnitees shall have a first lien against the Company's rights in and to the funds in the Escrow Account to secure the obligations of the Company hereunder. The terms of this paragraph shall survive termination of this Agreement.

      (f) Whenever Escrow Agent is unable to decide between alternative courses of action permitted or required by the terms of this Agreement, is unsure as to the application, intent, interpretation or meaning of any provision of this Agreement, or otherwise determines instruction to be necessary or desirable, Escrow Agent shall promptly give notice (in such form as shall be reasonable under the circumstances) to the Company requesting instruction as to the course of action to be adopted, and, to the extent Escrow Agent acts in good faith in accordance with any such instruction received, Escrow Agent shall not be liable on account of such action to any person. In the event Escrow Agent receives conflicting instructions under this Agreement, Escrow Agent shall be fully protected in refraining from acting until such conflict is resolved to the reasonable satisfaction of Escrow Agent.

      (g) Escrow Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel, unless such advice or opinion constitutes gross negligence or willful misconduct on the part of such counsel. In addition, Escrow Agent may perform its duties hereunder either directly or by or through agents, accountants or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent, accountant or attorney appointed with due care by it except for willful misconduct and gross negligence; nor shall Escrow Agent be liable for any error of judgment made in good faith by any of its officers or employees unless such error constitutes gross negligence or willful misconduct.

      (h) The Escrow Agent represents and warrants to the Company that the Escrow Agent is a "bank," as such term is defined in Section 3(a)(6) of the Securities and Exchange Act of 1934, as amended.

      (i) Escrow Agent may resign as Escrow Agent by giving notice in writing of such resignation to the Company, which notice shall specify a date upon which such resignation shall take effect. The Company shall, within sixty (60) business days after receiving the foregoing notice from Escrow Agent, designate a substitute escrow agent (the "Substitute Escrow Agent"), which Substitute Escrow Agent shall, upon its designation and notice of such designation to Escrow Agent, succeed to all of the rights, duties and obligations of Escrow Agent hereunder. The Escrow Agent's resignation shall not be effective until the Substitute Escrow Agent has been designated. In the event the Company shall not have delivered to Escrow Agent a written designation of Substitute Escrow Agent within the aforementioned sixty (60) day period, together with the consent to such designation by the Substitute Escrow Agent, the Escrow Agent may apply to a court of competent jurisdiction to appoint a Substitute Escrow Agent, and the costs of obtaining such appointment shall be reimbursable from the Company and from the Escrow Amount. Upon the Escrow Agent's effective resignation, the Escrow Agent shall be discharged from any and all further duties and obligations under this Agreement.

XII. NOTICES.

      Except as otherwise provided herein, any notice, instruction, instrument or other document to be delivered hereunder shall be in writing and shall be effective upon receipt at the addresses set forth on the signature page hereof or at such other address specified in writing by the addressee, or upon actual receipt via facsimile or telecopier transmission at the number set forth on the signature page hereof or at such other number specified in writing by the addressee.

XIII. AMENDMENT.

      This Agreement may not be amended, modified, supplemented or otherwise altered except by an instrument in writing signed by the parties hereto.

XIV. TERMINATION.

      This Agreement will terminate upon the disbursement of all funds in the Escrow Account, as provided above, by the Escrow Agent.

XV. GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with Delaware law in all respects (without regard to principles of conflict of laws). Each of the Company, MMIC and the Escrow Agent hereby consent to (i) the non-exclusive jurisdiction of the courts of the State of Delaware and (ii) service of process by mail in accordance with Section XII.

XVI. COUNTERPARTS.

      This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused their names to be hereto subscribed by their respective officer or representative as of the day and year first above written.


MERCER INSURANCE GROUP,INC.               MERCER MUTUAL INSURANCE
                                          COMPANY

By:                                       By
   ---------------------------------        ----------------------------------
   Andrew R. Speaker                        Andrew R. Speaker
   President and Chief Executive Officer    President and Chief Executive Officer


Address:                                  Address
-------                                   -------
10 North Highway 31                       10 North Highway 31
P.O. Box 278                              P.O. Box 278
Pennington, NJ 08534                      Pennington, NJ 08534

Fax No.: (609) 737-8719                   Fax No.: (609) 737-8719
Tel. No.: (609) 737-0426                  Tel. No.: (609) 737-0426

SANDLER O'NEILL & PARTNERS, L.P.          WILMINGTON TRUST COMPANY, as
                                          Escrow Agent

By: Sandler O'Neill & Partners, Corp.,
    the sole general partner

By:                                       By:
   ---------------------------------         ---------------------------------
                                          Title:

Address:                                  Address:
-------                                   -------
919 Third Avenue                          1100 North Market Street
6th Floor                                 Wilmington, Delaware 19890-1625
New York, NY 10022                        Fax No.: (302) 636-4149
Fax No.: (212) 466-7711                   Tel. No.: (302) 636-6450
Tel. No.: (212) 466-7700                  E-mail: mpulgini@wilmingtontrust.com
                                          Attention:  Margaret Pulgini -
Attention:                                            Corporate Trust/Custody
           -------------------------

                                   EXHIBIT A

                                ESCROW AGENT FEES

      The compensation due and owing to Wilmington Trust Company for services rendered as Escrow Agent shall be as follows:

      i.  Annual Fee:                                       $  8,500.00

      ii. Transaction Fees:  (ONLY IF INCURRED)

          Purchase, sale, withdrawal, maturities, calls     $     15.00
          and puts of domestic securities:

          Physical delivery of domestic securities:         $     50.00

          Purchase of Eurodollar certificate of deposit:    $     65.00

          Principal amortizing securities (per pool/per     $     10.00
          month)

          Wire charge (per transfer):

                    Outgoing**                              $     25.00

                    Incoming**                              $     10.00

      Escrow Agent requires the first year's Annual Fee to be paid on the date hereof by wire transfer per the following wire transfer instructions:

                            Wilmington Trust Company
                              Wilmington, Delaware
                                ABA No. 031100092
                          For credit to the account of
                 Corporate Trust Administration - Income Account
                           Account No. 9974-0 (Income)
                      Attn: Corporate Trust Administration
                     Reference: Mercer Insurance Group, Inc.


      Thereafter, if applicable, each Annual Fee is due and payable in advance on each anniversary of the date hereof. Outside counsel's fees and expenses up to a total of $4,000 for representing Escrow Agent in connection with the negotiation and execution of the Escrow Agreement are not included in the above and are due and payable within thirty (30) days of receipt of an invoice from outside counsel. Outside counsel fees and expenses in excess of $4,000 for representing Escrow Agent in connection with the negotiation and execution of the Escrow Agreement shall not be the responsibility of the Company or MMIC. Fees incurred are due and payable within thirty (30) days of the receipt of the invoice reflecting same. Any amounts not paid when due shall bear interest at a rate of 18% per annum. All fees are nonrefundable and will not be pro rated in the event of an early termination of the above arrangements.


---------------
      ** Transfers made by associate banks may result in additional wire charges.

      Invoices should be sent to Mercer Insurance Group, Inc. as set forth in the Escrow Agreement.